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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-122636 on Form S-1 of Marquee Holdings Inc. of our report dated March 21, 2008 relating to the financial statements of National CineMedia, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
August 11, 2008

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  Exhibit 23.2